Exhibit 99.1

FOR IMMEDIATE RELEASE

AFFINITY GAMING RECEIVES COLORADO GAMING LICENSE

Las Vegas, NV - October 19, 2012 - Affinity Gaming, LLC ("Affinity Gaming") today announced that the Company has received its Colorado gaming licenses from the Colorado Limited Gaming Control Commission.  Additionally, the Company's key executives as well as the Company's largest shareholders, Z Capital Partners, LLC and SPH Investment LLC, were also licensed. Receipt of the licenses enables Affinity Gaming to operate the Company's three Black Hawk casinos – the Golden Mardi Gras Casino, Golden Gates Casino and Golden Gulch Casino – which were acquired in February 2012.   The Company intends to close on the final portion of the transaction and assume operational control of the properties on October 31. Affinity Gaming has immediate plans to improve the access, layout, slot offering and food outlets of the properties and intends to begin construction on the remodeling efforts at the earliest opportunity.

“We are very happy to receive our Colorado gaming licenses and to begin operating the Black Hawk properties at the end of this month,” said David D. Ross, Chief Executive Officer of Affinity Gaming.  “The Black Hawk casinos are an important part of our future and we are eager to welcome both the Black Hawk customers and team members to Affinity Gaming.”

“We think Black Hawk patrons will be thrilled with the improvements we have in store for them,” continued Mr. Ross.  “Our expansion of the Mardi Gras casino will not only give the property a dramatic new entrance, but it will allow us the space to deliver a more comfortable and fully equipped gaming experience for our customers.  Furthermore, we are bringing in escalators to improve ease of access and flow inside of the property and we are remodeling the third floor to include an outstanding new buffet.  Frequenters of the Black Hawk market will quickly realize that we deliver a quality gaming experience that becomes an essential part to each of their return visits.”

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company's casino operations consist of 12 casinos, nine of which are located in Nevada, two in Missouri and one in Iowa. Affinity Gaming is also the landlord of three additional casinos in Colorado and was licensed to operate those casinos in the fourth quarter of 2012. Additionally, Affinity Gaming has entered into a consulting agreement to support the operations of the Rampart Casino at the J.W. Marriott Resort in Las Vegas. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects”, “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods. These statements are based on management's current expectations and assumptions about the industries in which the Company operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties associated with the proposed sale of the three casino properties to Truckee Gaming, including uncertainties relating to the anticipated timing of filings and approvals relating to the proposed sale, the expected timing of completion of the proposed sale, the satisfaction of the conditions to the consummation of the proposed sale, including financing conditions, the ability to complete the proposed sale and the impact of the pending transaction on the Company's businesses, employees, customers and suppliers; and the other risks and uncertainties described in the Company's most recent Annual Report on Form 10-K, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The Annual Report on Form 10-K can be accessed through the “Corporate Information” section of the Company's website at www.affinitygaming.com. The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this press release. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company's control.

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Contact

Affinity Gaming, LLC
David D. Ross, Chief Executive Officer
(702) 341-2410

Affinity Gaming, LLC
J. Christopher Krabiel, Chief Financial Officer and Treasurer
(702) 341-2413